MANAGEMENT INCENTIVE COMPENSATION PLAN

                 ENTERPRISE DIVERSIFIED HOLDINGS INCORPORATED
























                                                     Amended December 16, 1997


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                 ENTERPRISE DIVERSIFIED HOLDINGS INCORPORATED

                     MANAGEMENT INCENTIVE COMPENSATION PLAN


1.    Purposes
            The purposes of this Plan are to foster attainment of the
financial and operating objectives of this Corporation which are important to customers and stockholders by providing incentive to members of management who contribute to attainment of these objectives; to supplement this Corporation's salary and benefit programs so as to provide overall compensation for such executives which is competitive with corporations with which this Corporation must compete for executive talent; and to assist this Corporation in attracting and retaining executives who are important to its continued success.
2.    Definitions
            As used in this Plan, the following words and phrases shall have the meanings indicated:
            (a) "Account" - an Account established pursuant to Paragraph 8(a) of this Plan.
            (b) "Award" - the amount of final Incentive Award for a Participant approved by the Committee pursuant to Paragraphs 5 and 7 of the Plan.
            (c) "Award Year" - a Plan Year in which Incentive Awards are earned by Participants in the Plan.
            (d) "Committee" - the Compensation Committee appointed by the Board of Directors of this Corporation.
            (e)   "Corporation" - Enterprise Diversified Holdings
      Incorporated.
            (f) "Disability" - any physical or mental condition which renders a Participant incapable of performing further work for this Corporation and that results in termination of employment.
            (g) "Distribution Date" - for each Award Year, the first business day of January.
            (h)   "Enterprise" - Public Service Enterprise Group Incorporated.
            (i) "Incentive Award" - the amount earned by a Participant in accordance with Paragraph 7.
            (j) "Participant" - each officer or other employee of this Corporation and its subsidiaries as may be designated by the Committee pursuant to Paragraph 3 of the Plan.
            (k) "Plan" - the Enterprise Diversified Holdings Incorporated Management Incentive Compensation Plan.
            (l) "Plan Year" - the calendar year.
            (m) "Primary Award" - the amount determined under Paragraph 7(a)(1).
            (n)   "PSE&G" - Public Service Electric and Gas Company.
            (o)   "Retirement"  -  termination of service with this
      Corporation with the right to an immediately payable periodic normal or early retirement benefit under the Pension Plan of Public Service Electric and Gas Company or the Cash Balance Pension Plan of Public Service Electric and Gas Company. Retirement shall not include termination of service with the right to a deferred retirement benefits under either said plan.
            (p) "Target Incentive Award" - the amount determined under paragraph 6.
3.    Eligibility
            (a) The Committee may select such employees of this Corporation and its subsidiaries (individually or by position) for participation in the Plan upon such terms as it deems appropriate, due to the employee's responsibilities and his opportunity to contribute substantially to the attainment of financial and operating objectives of this Corporation. A determination of participation for a Plan Year shall be made no later than the beginning of that Plan Year. Provided, however, that employees whose duties and responsibilities change significantly during a Plan Year may be added or deleted as a Participant by the Committee. Provided further, the Committee may prorate the Incentive Award of any Participant if appropriate to reflect any such change in employee responsibilities during a Plan Year.
            (b) Participation in the Plan in one Plan Year shall not guarantee participation in another Plan Year.
            (c) The Committee shall have sole discretion as to whether to suspend operation of the Plan for any period of time.
4.    Administration
            (a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select Participants, to designate the Target Incentive Award for each Participant, and to determine the performance objectives and the amount of all Incentive Awards. The Committee shall also have, subject to the provisions of the Plan, full and final authority to interpret the Plan, to establish and revise rules, regulations and guides relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. The Committee may delegate such responsibilities, other than final approval of Awards or appeals of alleged adverse determinations under the Plan, to the Chief Executive Officer of this Corporation or to any other officer of this Corporation.
            (b) All decisions and determinations by the Committee shall be final and binding upon all parties, including stockholders, Participants, legal representatives and other employees.
5.    Determination of Award Year
            Not later than 120 days after the close of each Plan Year, the Committee shall, in its sole discretion, determine whether any Participants shall be eligible to earn Incentive Awards with respect to such Plan Year.
The discretion of the Committee with respect to this final approval of Awards shall be total.
6.    Determination of Target Incentive Awards
            For each Award Year, the Committee shall establish a Target Incentive Award for each Participant based upon the Participant's position and potential for contribution to the attainment of this Corporation's financial and operating objectives. The Target Incentive Award shall be expressed as a percentage of the Participant's rate of base salary in effect as of the last day of the Plan Year to which such Target Incentive Award relates.

7. Determination of Incentive Award
                  (a) To determine each Participant's Incentive Award, the Participant's Target Incentive Award shall be adjusted based upon the following factors, provided that the Incentive Award for any Participant shall in no event exceed 1.5 times the Target Incentive Award and provided further that the Committee may determine, based upon the financial and operating results of this Corporation or any other business factors that it determines appropriate, that no Incentive Award shall be awarded for any Plan Year:
            (1) The Target Incentive Award shall be multiplied by a factor of between 0 and 1.5 to proportionately reflect Enterprise's return on capital for the Plan Year as reported to the Board of Directors in accordance with such rules and procedures as are approved by the Committee; provided, however, that if such return is below a minimum threshold established by the
                  Committee  prior  to  the  beginning  of  the  Plan  Year,  no
                  Incentive Award shall be earned for such Plan Year. This adjusted amount is the Participant's Primary Award.
            (2) The Participant's Primary Award shall be adjusted by a factor of between -0.5 and +0.5 to proportionately reflect the relative annual increase or decrease in this PSE&G's weighted average of cost per unit of electricity and gas sold in the Plan Year as compared with similar increases or decreases of other designated comparison utilities, in accordance with such rules and procedures as are approved by the Committee.
            (3) The sum of items (1) and (2) above shall be multiplied by a factor of between 0 and 1.5 to reflect the Participant's level of individual performance, in accordance with such rules and procedures as are approved by the Committee.
            (b) The Chief Executive Officer shall recommend to the Committee an Award for each Participant, except that the Committee shall have full responsibility for assessing the performance of the Chief Executive Officer and that the Committee shall make the final determination of all Awards.
8.    Award Payment
            (a) For Incentive Awards Relating to Plan Years Ending Prior to 1/1/96:
            (i) There shall be established an account for each Participant for each Plan Year which shall, to the extent not paid to the Participant, be initially credited with the amount of the Participant's Incentive Award. The Plan shall be unfunded. This Corporation shall not be required to segregate any amounts credited to any Participant's Account, which shall be established merely as an accounting convenience. Title to and beneficial ownership of any amounts credited to a Participant's Account shall at all times remain in this Corporation, and no Participant or shall have any interest whatsoever in any specific assets of this Corporation. All amounts credited to Participants' Accounts shall at all times remain solely the property of this Corporation subject to the claims of its general creditors and available for this Corporation's use for whatever purpose desired.
            (ii) The amount credited to a Participant's Account shall be treated for valuation purposes as if it had been used to purchase shares of the Common Stock of this Corporation or Enterprise, whichever is then listed on the New York Stock Exchange, on the date it is credited to the Participant's Account at a price equal to the average of the high and low sale prices of such Common Stock on such date on the New York Stock Exchange. For the purpose of valuing a Participant's Account, the equivalent shares so credited to a Participant's Account shall be treated as if they were to accrue dividends the same as actual shares of Common Stock, and such equivalent dividends were used to purchase additional shares of such Common Stock at a price equal to 95% of the average of the high and low sale prices of such Common Stock on the New York Stock Exchange on the dividend payment date.
            (iii) When a distribution or partial distribution is to be made, cash in the amount of the equivalent number of shares of Common Stock to be distributed times the average of the high and low sale prices of such Common Stock on the New York Stock Exchange as of the Distribution Date shall be distributed.
            (iv) Distribution of a Participant's Account attributable to a Plan Year shall be made in yearly payments over a period of three years, commencing with the second year following the Plan Year to which the Incentive Award relates, each yearly payment to be determined by dividing the value of such Account by the number of payments remaining.
            (b) For Incentive Awards Related to Plan Years Beginning After 12/31/95: Participants' Incentive Awards shall be made in one lump sum cash payment as soon as practicable after the Determination Date.
9.    Deferral of Awards
            (a) Effective January 1, 1997, receipt of payment of Incentive Awards earned pursuant to this Plan may no longer be voluntarily deferred pursuant to this Plan.
            (b) Also effective on that date, all amounts previously deferred under the voluntary deferral provisions of this Plan shall be transferred (using the last sale price for the Common Stock on December 31, 1996 as a reference for the amount to be transferred) to the Deferred Compensation Plan for Certain Employees of Public Service Electric and Gas Company, as amended, and be treated in accordance with the terms of that plan.

10.   Termination
            (a) If the employment of a Participant by this Corporation is terminated by the Participant's death, Disability or Retirement, the entire value of the Participant's Account shall be distributed as soon as practicable. In addition, the Committee shall, if it determines that Incentive Awards may be earned for such year of termination, prorate an Award for that part of the year in which the Participant was participating prior to such termination and this Corporation shall pay the prorated Award as soon as practicable after determination, unless otherwise determined by the Committee.
            (b) If the employment of a Participant is terminated for any reason other than death, Disability or Retirement, any amounts held for the Account of Participant upon any such termination which have not been paid because of the mandatory deferral provisions of Paragraph 8(a) shall be forfeited, unless otherwise determined by the Committee, and the balance of the Participant's Account shall be distributed as soon as practicable. In addition, the Participant shall not receive an Award for that part of the Plan Year in which the Participant was participating at the time of termination, unless otherwise determined by the Committee.
            (c) If a Participant becomes or ceases to be a Participant during a Plan Year, any Award to the Participant shall be appropriately prorated from the time the Participant entered or left the Plan to the end of the Plan Year.
            (d) In the case of a Participant's death, payment of the entire value of the Participant's Account under the Plan and/or any Award related to the Participant's final year of participation shall be made to the Participant's estate as a lump sum as soon as practicable after the Participant's death.
11.   Assignment
            No benefit under the Plan shall in any manner or to any extent be assigned, alienated, or transferred by any Participant or be subject to attachment, garnishment or other legal process.
12.   Plan Does Not Constitute an Employment Agreement
      This Plan shall not constitute a contract for the continued employment of any Participant by this Corporation. This Corporation reserves the right to modify a Participant's compensation at any time and from time to time as it considers appropriate and to terminate his employment for any reason at any time notwithstanding this Plan.

13.  Amendment or  Termination  of the Plan by this Corporation
            The Board of Directors of this Corporation may, in its sole discretion, amend, modify or terminate this Plan at any time, provided, however, that no such amendment, modification or termination shall materially adversely affect the right of a Participant in respect of an Incentive Award previously earned by him which has not been paid, unless such Participant or his legal representative shall consent to such change. If this Plan is terminated during any Plan Year in which Participants have been selected to participate, the Board of Directors may authorize the Committee to prorate and make provision for payment of Awards for such period.

14.   What Constitutes Notice
            Any notice hereunder to a Participant or his legal representative shall be given either by delivering it, or by depositing it in the United States mail, postage prepaid, addressed to his last-known address. Any notice to this Corporation or the Committee hereunder shall be given either by delivering it, or depositing it in the United States Mail, postage prepaid, to the Secretary, Enterprise Diversified Holdings Incorporated c/o/Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101.

15.   Advance Disclaimer of Any Waiver
            Failure by this Corporation or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.
16.   Effect of Invalidity of Any Part of the Plan
            The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision.
17.   Plan Binding on Any Successor Owner
            Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon this Corporation, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of this Corporation's assets and business or with or into which this Corporation may be consolidated or merged.
18.   Laws Governing This Plan
            Except to the extent federal laws applies, this Plan shall be governed by the laws of the State of New Jersey.
19.   Miscellaneous
            The masculine pronoun shall also mean the feminine wherever appropriate.
20.   Withholding
            This Corporation shall have the right to deduct from any payment any sums to be withheld by federal, state, or local tax law. There is no obligation hereunder that any Participant or other person be advised in advance of the existence of the tax or the amount so required to be withheld.
21.   Effective Date
            This Plan shall be effective as of January 1, 1993.